UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2021

KALEIDO BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38822	47-3048279
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Hayden Avenue Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 674-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	KLDO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 30, 2021, Kaleido Biosciences, Inc. (the “Company”) and each of its qualified subsidiaries (including Cadena Bio, Inc., collectively, jointly and severally, the “Borrowers”) entered into a Third Amendment to Loan and Security Agreement (the “Amendment”) with the several banks and other financial institutions or entities from time to time parties to that certain Loan and Security Agreement, dated as of December 31, 2019, as amended by that certain First Amendment to Loan and Security Agreement, dated as of April 10, 2020 and that certain Second Amendment to Loan and Security Agreement, dated June 15, 2020 (the “Agreement”) (collectively, the “Lenders”) and Hercules Capital, Inc. in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, “Agent”).

The Amendment was entered into for the primary purpose of amending the Agreement as follows: (i) the interest only period of the term loan (the “Term Loan”) is extended through January 31, 2022; (ii) the amount available under the Term Loan is increased by adding a Tranche 2 in the amount of $5 million, which is available to be drawn at the Company’s sole option on or before June 1, 2022; (iii) the Parties agree that Performance Milestone II, as defined in the Agreement, has been achieved; and (iv) that the amount of Qualified Cash, as defined in the Agreement, required to be maintained by the Company is reduced from $22.5M to $15M.  Except as noted above, the material terms of the Agreement remain substantially unchanged. The foregoing description is only a summary of certain provisions of the Amendment and is qualified in its entirety by reference to a copy of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8‑K and is incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition

On May 4, 2021, Kaleido Biosciences, Inc. (the “Company”) announced its financial results for the quarter ended March 31, 2021. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Form 8-K (including Exhibits 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1

Third Amendment to Loan and Security Agreement, dated April 30, 2021, by and among Kaleido Biosciences, Inc. and each of its Qualified Subsidiaries (including Cadena Bio, Inc.), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement and Hercules Capital, Inc. †

99.1	Press Release issued by Kaleido Biosciences, Inc., dated May 4, 2021, furnished herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
†	Portions of this exhibit (indicated by asterisks) have been omitted in accordance with the rules of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALEIDO BIOSCIENCES, INC.

Date: May 4, 2021	By:	/s/ William Duke, Jr.
William Duke, Jr.
Chief Financial Officer (Principal Financial and Accounting Officer)